EXHIBIT NO. 3.3


                              ARTICLES OF AMENDMENT
              TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             B&B CAPITAL GROUP, INC.


         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file the Articles of Amendment to the Amended and Restated Articles of Incorporation of B&B Capital Group, Inc., a Florida corporation (the "Corporation"), pursuant to Sections 607.0602 and 607.10025 of the Florida Business Corporation.

A.       Name Change of the Corporation.
         -------------------------------

         RESOLVED, that the Board of Directors of this Corporation and the holders of a majority of its issued and outstanding voting securities in accordance with the applicable provisions of the Florida Business Corporation Act hereby adopt Articles of Amendment to the Corporation's Amended and Restated Articles of Incorporation deleting Article I Corporate Name in its entirety and substituting it with the following:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be: American Life Holding Company,
Inc.

B.       Creation of Series A Convertible Preferred Stock.
         ------------------------------------------------

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Articles of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized preferred stock, par value $.001 per share, and hereby sets forth, to be added to Article IV of the Amended and Restated Articles of Incorporation of the Corporation, the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 105,000,000 shares consisting of 100,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares

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of preferred stock, par value $.001 per share. The shares of preferred stock may be created and issued from time to time, in such series and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The Board of Directors of the Corporation hereby designates 250,000 of the authorized shares of preferred stock as Series A Convertible Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock are as follows:

                      RIGHTS, PREFERENCES AND DESIGNATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

         1. Designation and Dividends. The designation of this series, which consists of 250,000 shares of preferred stock, is the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the stated value shall be $1.00 per share. The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive dividends.

         2. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock may at their sole option elect to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason if their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series A Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of preferred stock of this Corporation that may from time to time come into existence, if assets remain in this Corporation, the holders of the common stock of this Corporation, shall receive all of the remaining assets of this Corporation.

                  (c) For purposes of this Section 2, a liquidation, dissolution or winding

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         up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) or (ii) a sale of all or substantially all of the assets of the Corporation unless the Corporation's shareholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in the transaction) hold at least 50% of the voting power of the surviving or acquiring entity. This Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

                  (d) Whenever a distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as mutually determined and agreed to in writing by the board of directors of this Corporation and the holders of a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

         3. Redemption. The Series A Preferred Stock is not redeemable without the prior express written consent of the holders of a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

         4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the sole option of the holder thereof, at any time, or from time to time, after the date of issuance of such share at the office of this Corporation into such number of fully paid and non-assessable shares of common stock as is determined by mutual agreement of the Corporation and the holder at the time of conversion (the "Conversion Price").

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                  (b) Mechanics of Conversion. Following the date on which the
         Conversion Price is established pursuant to subsection 4(a) hereof, before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of common stock he shall give written notice to this Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued (the "Conversion Notice"). This Corporation shall, within three (3) business days thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Conversion Notice, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date.

                  (c) Rights to Purchase Other Securities. In case of any merger, consolidation or acquisition with or into another Corporation, or in case of any sale, lease or conveyance to another Corporation of the assets of this Corporation as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall, at the sole option of the holder thereof, after the date of such transaction be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance based upon a Conversion Price mutually agreed to by the Corporation and the holder immediately prior to such event.

                  (d) No Impairment. This Corporation will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (e) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of common stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time

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         converting into common stock and the number of shares of common stock issuable upon such aggregate conversion.

                  (f) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any Conversion Rights set forth above, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such right, and the amount and character of such right.

                  (g) Notices. Any notice required by the provisions of this
         Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if delivered by a recognized overnight courier and addressed to each holder of record at his address appearing on the books of this Corporation.

         5. Voting Rights. Each share of Series A Preferred Stock shall entitle the holder thereof to seventy-five (75) votes for each one vote per share of common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together as a single class with holders of common stock, with respect to any question or matter upon which holders of common stock have the right to vote. Series A Preferred Stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law.

         6. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the written approval of the holders of at least a majority of the voting power of the then outstanding shares of such Series A Preferred Stock:

                  (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary Corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is transferred or disposed of;

                  (b) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

                  (c) increase or decrease the total number of authorized shares of Series A Preferred Stock;

                  (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the Series A Preferred Stock;

                  (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of this Corporation;

                  (f) amend this Corporation's Amended and Restated Articles of Incorporation or bylaws;

                  (g) change the authorized number of directors of the Corporation; or

                  (i) declare, order or pay any dividends on any class of securities.

         7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be converted or redeemed pursuant to Sections 3 or 4 hereof, the shares so converted or redeemed shall return to the status of authorized but unissued shares of preferred stock of the Corporation, without designation.

         8. Taxes. This Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Series A Preferred Stock and common stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

C. Authority to Amend. The foregoing amendment was duly adopted by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the unanimous written consent of the Board of Directors as of July ___, 2002.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of July ___, 2002.


                                  B&B CAPITAL GROUP, INC.

                                      By:
                                         ---------------------------------------
                                                Stanley P. Brown, III, President